Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-65980, Post-Effective Amendment No. 1 to Registration Statement No. 33-77526 and Registration Statement No. 333-70477 on Form S-8 and in Registration Statement No. 333-107476 on Form S-3 of our reports dated August 7, 2007, relating to the financial statements and financial statement schedule of Fossil, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the  adoption of a new accounting standard and the restatement of the 2005 and 2004 consolidated financial statements) and management’s report on the effectiveness of internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness) appearing in this Annual Report on Form 10-K of Fossil, Inc. for the year ended January 6, 2007.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
August 7, 2007